UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 26, 2005
MOST HOME CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	0-29067 (Commission File Number)	98-0173359 (IRS Employer Identification No.)
Suite 100, 11491 Kingston Street Maple Ridge, British Columbia, Canada (Address of principal executive offices)	V2X 0Y6 (Zip Code)
Registrant's telephone number, including area code: (604) 460-7634
N/A (Former name or former address, if changed since last report.)

Item 3.02   Unregistered Sales of Equity Securities.

On January 26, 2005, we issued 1,000,000 shares of common stock in connection with conversion of 1,000,000 Series A Preferred Shares held by Carole and William Coughlin. Mr. and Mrs. Coughlin acquired the preferred shares in April 2000. We do not receive any proceeds from this conversion of preferred shares. The issuance of these shares was exempt from the registration requirements of the Securities Act under Section 4(2) as the transaction did not involve any public offering. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

On January 31, 2005, we completed a private placement with nine investors of 995,251 units at a price of $0.65 per unit for total proceeds of $597,150. Each unit was comprised of one common share of the Company and one share purchase warrant. Each warrant entitles the investor to purchase one additional common share at an exercise price of $0.70 per share at any time up to and including January 30, 2007. No commission was paid in connection with the private placement transactions. The units were sold to accredited investors pursuant to Regulation 506 under the Securities Act of 1933, as amended, and Section 4(2) of the said Act. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

On February 4, 2005, we issued a total of 261,450 shares of common stock to three non-US persons, who are all accredited investors, two of whom are officers of the Company, at a price of $0.35 per share for total proceeds of $91,507. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S and that he was also an accredited investor. We did not engage in a distribution of this offering in the United States. No commission was paid in connection with the private placement transactions. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares. George Shahnazarian and James Secord participated in the placement.

On February 14, 2005, we issued a total of 116,200 shares of common stock to one non-US person, who is an accredited investor and a director of the Company, Ken Landis, at a price of $0.35 per share for total proceeds of $40,670. Mr. Landis represented to us that he was a non-U.S. person as defined in Regulation S and that he was also an accredited investor. We did not engage in a distribution of this offering in the United States. No commission was paid in connection with the private placement transactions. All securities issued were issued as "restricted securities" and were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. No general solicitation or general advertising was conducted in connection with the sales of the shares.

Item 9.01 Financial Statements and Exhibits.

The Exhibits to this Form 8-K are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MOST HOME CORP.
Date: February 14, 2005	By: /s/ Scott Munro Scott Munro, Principal Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release dated February 14, 2005.